As filed with the Securities and Exchange Commission on August 31, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________________
Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________________________________________________

Science Applications International Corporation
(Exact name of registrant as specified in its charter)
_________________________________________________________

Delaware	46-1932921
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12010 Sunset Hills Road Reston, Virginia (Address of Principal Executive Offices)	20190 (Zip Code)

Science Applications International Corporation 2023 Equity Incentive Plan
(Full title of the plan)

Hilary L. Hageman
Executive Vice President, General Counsel and Corporate Secretary
Science Applications International Corporation
12010 Sunset Hills Road
Reston, Virginia 20190
(703) 676-4300
(Name, address and telephone number, including area code, of agent for service)

Copy to:

W. Morgan Burns
Faegre Drinker Biddle & Reath LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402-3901
(612) 766-7000
_________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 1,088,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Science Applications International Corporation, a Delaware corporation (the “Company”), to be issued pursuant to the Science Applications International Corporation 2023 Equity Incentive Plan (as amended, the “2023 Plan”). In accordance with Section E of the General Instructions to Form S-8, the contents of the following Registration Statements on Form S-8 relating to the 2023 Plan previously filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference except to the extent that such content is superseded by the items appearing below: File No. 333-272484 and File No. 333-294328.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is not required to be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). The information required in the Section 10(a) prospectus is included in the documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents filed by the Company with the Commission are hereby incorporated by reference into this Registration Statement:

(a)the Company's Annual Report on Form 10-K for the fiscal year ended January 30, 2026, filed with the Commission on March 16, 2026;

(b)those portions of the Company's Definitive Proxy Statement on Schedule 14A for its 2026 Annual Meeting of Stockholders, filed with the Commission on April 22, 2026, that were specifically incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year January 30, 2026;

(c)the Company’s Quarterly Reports on Form 10-Q for the quarters ending on May 1, 2026 and July 31, 2026, filed with the Commission on June 1, 2026 and August 31, 2026 respectively;

(d)the Company's Current Reports on Form 8-K filed (but not furnished) with the Commission on February 17, 2026, March 13, 2026, April 9, 2026 (as amended on April 9, 2026), May 29, 2026, June 1, 2026, June 8, 2026, August 10, 2026, August 19, 2026, and August 28, 2026;

(e)all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in (a) above (other than information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules); and

(f)the description of the Company’s Common Stock contained in the Company’s registration statement on
Form 10, filed with the Commission on March 7, 2013, as the description therein has been updated and superseded by the description of the Company’s Common Stock contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020, as filed with the Commission on March 27, 2020, and including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed (but not furnished) by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares of Common Stock offered hereby have been sold or that deregisters all shares of the Common Stock then remaining unsold, shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such reports and documents; except as to any document, or portion of or exhibit to a document, that is “furnished” to (rather than “filed” with) the Commission.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.
Not applicable.

Item 5.	Interests of Named Experts and Counsel.
Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a Delaware corporation to indemnify its directors, officers, employees and agents, subject to certain limitations.

As permitted by the DGCL, the Company’s amended and restated certificate of incorporation includes a provision that eliminates the personal liability of the Company’s directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Company’s amended and restated certificate of incorporation provides that (1) the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions, (2) the Company may indemnify its other employees and agents as set forth in the DGCL, (3) the Company is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent not prohibited by applicable law, subject to the receipt by the Company of an undertaking to repay such amounts to the extent required by law and (4) the rights conferred in the Company’s amended and restated certificate of incorporation are not exclusive.

The Company has entered into indemnification agreements with each of its directors and executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Company’s amended and restated certificate of incorporation and to provide additional procedural protections.

The exculpation and indemnification provisions in the Company’s amended and restated certificate of incorporation and the indemnification provisions of indemnification agreements entered into between the Company and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Company’s directors and executive officers for liabilities arising under the Securities Act.

The Company also maintains director and officer liability insurance to insure its directors and officers against the cost of defense, the cost of settlement or payment of a judgment under certain circumstances.

Item 7.	Exemption from Registration Claimed.
Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K as filed with the Commission on October 1, 2013.

4.2	Amended and Restated Bylaws. Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K as filed with the Commission on September 5, 2024.

4.3
Science Applications International Corporation 2023 Equity Incentive Plan, effective June 7, 2023. Incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 (File No. 333-272484) as filed with the Commission on June 7, 2023.

4.4
First Amendment to the Science Applications International Corporation 2023 Equity Incentive Plan, effective March 5, 2024. Incorporated by reference as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q as filed with the Commission on June 3, 2024.

4.5
Second Amendment to the Science Applications International Corporation 2023 Equity Incentive Plan, effective June 3, 2026. Incorporated by reference as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q as filed with the Commission on August 31, 2026.

5.1	Opinion of Faegre Drinker Biddle & Reath LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

107.1	Calculation of Filing Fee Table.

Item 9.	Undertakings.
(a) The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on August 31, 2026.

Science Applications International Corporation

By	/s/ Prabu Natarajan

Prabu Natarajan Chief Financial Officer
Dated: August 31, 2026

POWER OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby constitutes and appoints James C. Reagan, Prabu Natarajan and Hilary L. Hageman, and each of them, his, her or their true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him, her or their and in his, her or their name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he, she or they might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 31, 2026.

Signature	Title	Date
/s/ James C. Reagan	Principal Executive Officer and Director	August 31, 2026
James C. Reagan

/s/ Prabu Natarajan	Principal Financial Officer and Principal Accounting Officer	August 31, 2026
Prabu Natarajan

/s/ Donna S. Morea	Chair of the Board	August 31, 2026
Donna S. Morea

/s/ David C. Benson	Director	August 31, 2026
David C. Benson

/s/ C. David Cush	Director	August 31, 2026
C. David Cush

/s/ Paul Eremenko	Director	August 31, 2026
Paul Eremenko

/s/ Carolyn B. Handlon	Director	August 31, 2026
Carolyn B. Handlon

/s/ Katharina G. McFarland	Director	August 31, 2026
Katharina G. McFarland

/s/ Milford W. McGuirt	Director	August 31, 2026
Milford W. McGuirt

/s/ Michael S. Rogers	Director	August 31, 2026
Michael S. Rogers

/s/ Steven R. Shane	Director	August 31, 2026
Steven R. Shane

/s/ John K. Tien Jr.	Director	August 31, 2026
John K. Tien Jr.

/s/ David J. Urban	Director	August 31, 2026
David J. Urban